Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated October 7, 2025, relating to the financial statements of Archimedes Tech SPAC Partners III Co. as of August 15, 2025, and for the period from August 1, 2025 (inception) through August 15, 2025, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 23, 2025